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                                                           Exhibit 10.20(a)


                                    AGREEMENT
                                    ---------
          AGREEMENT, dated as of December 28, 1993, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Employer"), and Joseph
     S. Steinberg ("Executive").

                              W I T N E S S E T H:

          WHEREAS, pursuant to an agreement made as of the 12th day of March 1984 between Employer's subsidiary, Leucadia, Inc. ("LI") and Executive (the "Employment Agreement"), Executive is employed as President and Chief Operating Officer of Employer; and

          WHEREAS, pursuant to the terms of the Employment Agreement, Executive serves as President and Chief Operating Officer to such of Employer's subsidiaries and affiliates as Employer may designate, including LI; and

          WHEREAS, the Employment Agreement expires June 30, 1994; and

          WHEREAS, Employer and Executive have agreed to enter into a new employment agreement expiring June 30, 2003; and

          WHEREAS, the total annual compensation paid by Employer or LI to Executive over the past few years has exceeded $1 million, and may be expected to exceed $1 million in 1994 and subsequent years; and

          WHEREAS, in 1992, in anticipation of changes to the tax laws, LI and Executive entered into certain agreements (collectively, the "1992 Agreements") the effect of which was to accelerate the taxation and deductibility of bonus payments otherwise expected to be paid by LI to Executive within the five year period commencing January 1, 1993; and

          WHEREAS, federal tax law changes, in fact, have been implemented, which will increase the cost of compensation to both Employer and its employees beginning in 1994; and

          WHEREAS, to address these developments Employer and Executive desire to accelerate the taxation and deductibility of bonus payments otherwise expected to be paid by Employer to Executive within the five year period commencing January 1, 1998; and
























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          WHEREAS, contemporaneously herewith Executive and Employer have entered in an Escrow and Security agreement (the "Escrow and Security Agreement") of even date herewith; and

          WHEREAS, Employer and Ian M. Cumming (Mr. Cumming, together with Executive, collectively, the "Executives"), have entered into an Agreement identical to this Agreement and an escrow and security agreement identical to the Escrow and Security Agreement.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          SECTION ONE.  ADDITIONAL COMPENSATION.
          -------------------------------------
          The Employer hereby agrees to pay to (or for the benefit of) Executive, as additional compensation, the sum of $4,000,000 (the "Fund Amount"), upon the terms and conditions hereinafter set forth.

          SECTION TWO.  VESTING IN GENERAL.
          --------------------------------
          Subject to clause (b) of Section Four hereof, Executive's right to receive the Fund Amount shall vest at the rate of 20% for each full calendar year after December 31, 1997 during which Executive continues in the employ of Employer or any of its subsidiaries (collectively, the "Employer Group"). Notwithstanding the preceding sentence, Executive's right to receive the Fund Amount shall be 50% vested if Executive dies or becomes disabled (as defined in Section 7 of the Employment Agreement) prior to December 31, 2000 and shall be 100% vested if (i) Executive is terminated by Employer without cause (as defined in Section 8 (a)(i) of the Employment Agreement), (ii) an Initiating Event (as defined in Annex A hereto) occurs, or (iii) Employer becomes subject to the jurisdiction of a bankruptcy or similar court in the context of a bankruptcy, insolvency or similar proceeding.

          For purposes of this Agreement, any portion of the Fund Amount vested pursuant to this Section Two or pursuant to Section Four hereof shall be referred to as the "Vested Amount."



































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          SECTION THREE.  PAYMENT IN GENERAL.
          ----------------------------------
          (a)  General -- Except as otherwise provided in this Section
               -------
     Three, on January 1, 2003 the Vested Amount as of such date shall be paid by Employer to Executive.

          (b)  Payment Upon Termination -- Except as otherwise provided in
               ------------------------
     this Section Three, in the event that Executive's employment with the Employer Group terminates prior to January 1, 2003, promptly after the date of such termination Employer shall pay to Executive the Vested Amount as of the date of such termination.

          (c)  Early Payments -- Pursuant to Section Four and Section Seven
               --------------
     hereof, payments of the Fund Amount may be made to or on behalf of Executive prior to January 1, 2003 ("Early Payments"). For purposes hereof, the term "Available Fund Amount" shall mean, as of any date, an amount equal to the Fund Amount reduced by all Early Payments made prior to such date. If any Early Payment shall have been made, any amount required to be paid by Employer to Executive pursuant to clause
     (a) or (b) of this Section Three shall be reduced by the sum of all such Early Payments. To the extent that the sum of all Early Payments exceeds the Vested Amount on the earlier of January 1, 2003 or the date on which Executive's employment with the Employer Group terminates, Executive shall be obligated promptly to pay to Employer the amount of such deficiency, plus interest accruing at the prime rate, as announced from time to time by Citibank, N.A., compounded annually on the amount of the deficiency from the date hereof through the date on which Executive makes a payment to Employer pursuant to this clause (c).

          SECTION FOUR.  ACCELERATION OF PAYMENT/VESTING.
          ----------------------------------------------
          (a)  Accelerated Payment -- In the sole discretion of the Board
               -------------------
     of Directors of Employer, excluding Executives, upon recommendation of the Compensation Committee of Employer, Employer may accelerate payment to Executive of all or a portion of the Available Fund Amount. In determining whether or not to accelerate payment of all or any portion of the Available Fund Amount, the Board of Directors of Employer and the Compensation Committee thereof may consider, among other things, the then applicable tax law and the costs and benefits to the Employer Group, under the tax law, this Agreement, the Escrow and Security Agreement, the 1992 Agreements and otherwise, of effecting such acceleration.



























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          (b)  Accelerated Vesting -- In the event of any accelerated
               -------------------
     payment pursuant to clause (a) of this Section Four, for all purposes hereof the Vested Amount shall equal the greater of (i) the Vested Amount computed pursuant to Section Two hereof without regard to this Section Four, or (ii) the sum of all payments made pursuant to clause
     (a) of this Section Four, plus an amount equal to the product of the Withheld Amount (defined below), if any, and a fraction the numerator of which is the sum of all amounts paid pursuant to clause (a) of Section Four hereof and the denominator of which is the Fund Amount.

          SECTION FIVE.  ESCROW ARRANGEMENT.
          ---------------------------------
          The obligations of Employer to Executive hereunder shall be implemented and secured by way of the Escrow and Security Agreement. Toward that end, any payment obligation of Employer hereunder shall be satisfied, to the extent possible, by directing a release from the Escrow Amount (as defined in the Escrow and Security Agreement) of the appropriate amount to be paid to the Executive. Such Escrow and Security Agreement shall be irrevocable and is intended by the parties to secure Employer's obligations to Executive hereunder, and to implement such obligations. As provided in the Escrow and Security Agreement, the escrow agent shall be Weil, Gotshal and Manges, the investment of the escrow funds shall be directed by the Chief Financial Officer of the Employer, the income and earnings realized in respect of the escrow fund shall be distributed promptly to Employer, and the tax responsibility for such income and earnings shall be borne by Employer.

          SECTION SIX. -- TAX ELECTION.
          ----------------------------
          Executive shall timely and properly file an election under
     Section 83(b) of the Internal Revenue Code of 1986, as amended, in respect of his receipt, as compensation, of this Agreement and his interest in the escrow established pursuant to the Escrow and Security Agreement. Notwithstanding anything contained herein to the contrary, Executive's failure timely and properly to file such tax election shall result in the immediate termination of Employer's obligations hereunder and in a termination of the Escrow and Security Agreement, and an immediate return to Employer of the escrowed funds deposited by Employer pursuant to such Agreement.

          SECTION SEVEN. -- TAX WITHHOLDING.
          ---------------------------------
          Executive agrees that Employer and/or its subsidiaries or affiliates shall effect all required tax withholdings in respect





























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     of the additional compensation paid pursuant to this Agreement.  At
     Executive's election, $2,097,400 (the "Withheld Amount") of the Fund Amount shall be applied by the Employer in satisfaction of its withholding obligations. If Executive makes such election, the Escrow Agent (as defined in the Escrow and Security Agreement) shall be directed to release the Withheld Amount to Employer. Notwithstanding such election, the Withheld Amount shall remain unvested except as otherwise provided in Section Two and Section Four hereof.

          SECTION EIGHT. -- AFFECT ON OTHER AGREEMENTS AND ARRANGEMENTS.
          -------------------------------------------------------------
          This Agreement shall have no effect on the rights and obligations of the parties hereto under any other agreement. Notwithstanding this Agreement, the Board of Directors of Employer, excluding Executives, upon recommendation of the Compensation Committee of Employer, annually will determine the amount, if any, of bonuses to be paid to Executive. In determining the amount of any such bonus, the Board of Directors of Employer and the Compensation Committee thereof will consider the costs and benefits to Employer of implementing this Agreement, which shall include consideration of changes in the tax law, if any.

          SECTION NINE. -- ASSIGNABILITY AND BINDING EFFECT.
          -------------------------------------------------
          This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Executive, and shall inure to the benefit of and be binding upon the Employer and its successors, but the obligations of Executive hereunder may not be assigned to another person, firm or corporation nor may they be delegated.

          SECTION TEN. -- COMPLETE UNDERSTANDING.
          --------------------------------------
          This Agreement constitutes the complete understanding between the parties with respect to the compensation arrangement described herein, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

          SECTION ELEVEN. -- SEVERABILITY.
          -------------------------------
          If any provision of this Agreement or any part hereof is invalid, unlawful or incapable of being enforced, by reason of






























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     any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without such invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect.

          SECTION TWELVE. -- WARRANTY.
          ---------------------------
          Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

          SECTION THIRTEEN. -- GOVERNING LAW.
          ----------------------------------
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

     LEUCADIA NATIONAL CORPORATION


     By  /s/ Norman P. Kiken                 /s/Joseph S. Steinberg
       --------------------------------      ----------------------
       Norman P. Kiken, Vice President       Joseph S. Steinberg
          and Comptroller















































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                                             ANNEX A




           Initiating Event - The consolidation or merger of Leucadia National Corporation ("Leucadia") with or into another corporation or other reorganization of Leucadia, any of which results in a change in control of Leucadia; the sale of all or substantially all of the assets of the Leucadia (other than to a subsidiary or affiliate of the Leucadia); or the acquisition, directly or indirectly, by any Person, or by any two or more Persons acting together, of beneficial ownership of more than fifty percent (50%) of the outstanding voting securities of Leucadia, including, without limitation, any such acquisition by means of a tender or exchange offer or proxy solicitation or pursuant to a judgment, decree or final order of a judicial or administrative body of competent jurisdiction. For purposes hereof, the term "Person" shall mean an individual, partnership, joint venture, corporation, trust, unincorporated association, other business entity or government or department, agency or instrumentality thereof (whether domestic or foreign).